UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

SEPTEMBER 16, 2024
Date of Report (date of earliest event reported)
Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2024 (the “Acceptance Date”), Beyond, Inc., through its wholly owned subsidiary Peace Coliseum, LLC (the “Company”), entered into an agreement (the “Agreement”) with Salt Lake County, a body corporate and politic of the State of Utah (the “Buyer”), to sell the Company’s corporate headquarters located at 799 West Coliseum Way, Midvale, Utah, including an 18.6 acre parcel of land with improvements including the corporate building (the “Headquarters”). The Company’s Headquarters were previously reported as an asset held for sale in the Company’s property and equipment in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 23, 2024.

The sale price of the Headquarters is $55.0 million, inclusive of a $1.0 million earnest money payment to be deposited within five business days of the Acceptance Date. The Company and the Buyer have agreed to consummate the sale and purchase of the Headquarters on or before November 30, 2024 (the “Closing Date”). The Headquarters is currently subject to a loan from Loancore Capital Markets LLC obtained by the Company with an approximate balance amount owed of $34.5 million, which balance will be repaid through a defeasance process on or near the Closing Date, including through the purchase of certain securities which will be substituted as collateral for such loan.

As part of the Agreement, the Company and the Buyer have agreed to negotiate a lease agreement that would allow the Company to continue to occupy and use the Headquarters’ data center, comprising approximately 5,000 square feet within the main building at the Headquarters, and permit the data center to continue to be served by the existing building generators (“Data Center Lease”). Among other terms, the Data Center Lease is intended to have an initial term of up to five years. Other terms of the Data Center Lease are to be negotiated during the period of time commencing on the Acceptance Date and ending at 5:00 p.m. Mountain Time on the sixtieth calendar day thereafter (the “Inspection Period”).

Under the Agreement, the Buyer shall have until the end of the Inspection Period to consider the results of the inspections described in the Agreement and to approve or disapprove the same in Buyer’s sole discretion. If for any reason Buyer is not satisfied with the results of any of the inspections described therein, or is unable to secure a final approval from the Salt Lake County Council for the purchase, the Buyer, in its sole discretion, may terminate the Agreement by written notice given to Seller prior to the expiration of the Inspection Period.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the text of the Agreement which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The Agreement contains representations, warranties, and covenants the assertions embodied in those representations, were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations and warranties in the Agreement should not be relied upon as characterizations of the actual state of facts about the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding expectations with respect to execution and performance related to the Agreement and the timing thereof. Actual results could differ materially for a variety of known and unknown risks, uncertainties, and other important factors, including those found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed with the SEC on July 31, 2024, and in the Company’s subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated September 16, 2024, between Peace Coliseum, LLC and Salt Lake County
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer
Date:	September 17, 2024

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